Exhibit 3.6

• a-. • • • •1235 MILLER, ^ S Denman/ AO rJr!h Ginn 411filt Sts 1 :11.1 iii Jim riTicr iii rik int iJmIi • Carron Oity.lkimeda.efroczazIs • r.111:14.-140.1 (TF 1,01 Liii r Nuatirr .1&153.1te. mitireaiyaf•IA14.1.ilz . k .11:1110:40 TS 1-15 O. Socraiu..üIiiJi NEV31:13 '4 irn hcr iiF r. EF4 _Vert/104de of Desi na t lo ii A-18119,17 NhlEinieD) .311.1.111#11 lcalliY-10.14(KrieckulArit• omer,1211.1''Adell MitiAlVeiteuw awe • . g_tdipeakil of 1:141glkan ‘ite Fisr.ilenclillirgilt Go! pEratIona :111, iPurmint .1 SO . 17•144‘1766-of ciacperagry, r t_Clibi2Vecrktiertie Ceirceecem Ph* Inisialu.:1011 of the. lnn:1 of dim-to -a Finipiant lo rinwleio4 In ihu Inoorporatlen, -aligutertMeite ea.ft;i9rie•ihe tolovAng rnArdirkg the ..m1Pgi rom:Yrria, rlEfelna[ior.3. mit! unr.vi. • reZt63•13thri relafiod i h rlI wjflu tir TFLE-A:17.11011...d.Clii9tm-A••46 IrlthArizEd letipt paletriibla PzErcirid ShEek Intiim; Ilia Wing paimi. Prrielt1141:13.1111:11•W az. ma kr! •113 IIyria.s 12& Ards uii hmILA kigte.a. FL ..Elrilfire date efirrep (*Enoll! - •it .12.1.5ri nalturfa IRDEL-uirod?: • .11F4 $1711.0* _;? - • ..IINIPORTAP4r. Fikire. 10 :0.6mi° any. he elvirs• kr11011 and .suhriat lha ufap5r troy •;,- clurAi '1h1-firin i re)L--ter.l. •1! rrnIriabl .lirtaftlrivar...Z4*a.P. W •irJk• r•ml. e41.1{S••••••S 14 re rIL39.:•••11".1.113.ati aim IV .1••••••wirm (AMY EXPO BlT A CERT/FICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF CHINA WORLD TRADE, CORPORATION SETTING FORTH TtlE PRTTERENcill.,, RIGHTS, AND LIMITATIONS OF SUCH SE W S OP PREFERR_ED STOCK China Wodd Trade Corporation, a Nevada corporation (the -Coroinarjf"), does hereby Certify that: Furman% to the authority conferred upon the 13oarcl of Directors of the Corrapany by the Articles of Incorporation of t Company, the Hoard of Directors of the Company on March 23, 2008 adopted the following resolution creating a series of peefetred stock desiUlsrPri as Serif:6 A Voting Convertible Preferred Stock, and such resclutioa hay not been modified and E4in fall fume and effect en the date Fg-Ttka: RESOLVED that, pun uant to the au,tharity vested in the BOard ref Direetots of the Cornpany in accordance with the provisions of the Articles of incorporation, a aeries or the class of authorizal preferred stock, per value $o_oo! per share, ef. the Company is heathy UMW! filld that the designation and number of shares thereof and the voting potilern, PracrcnceN and relative, participating,. optional and other sped& rights of the shares of such series, and the qualifications,, limitations and restrictions thereof= as follow21: L. _sigItiAtirin tied ,Rol, The scrim of Preferred Stock shall be designated tiro "Icrics A Convertible Preferred Stook" ("Series A Preferred") rad shalt consist of 500,D00 shares, The Sere A ?referred and any other series of Preferred Stock authorized by the Floard of Directors of the Company are hereinafter referred to as "Preferred Stock" Ilic Series A Preferred shall be senior tn the common pock and all other shares of Preferred Stock that may be later authorized. 2. Divide d, Rate and Riais. The holders of the Series A Preferred shall be entitled to receive dividends or other distributions only when, as, and it-declared by the directors of the Corporation, and they shall not be entitled tC1 TCUtive divicko.ds or other distributions with the holders of the Common Stock on an as wave-dud . COns isg, A D S ,Agniroor ne (a) Right to Eatil share of Series A Preferred shall he Dom-urnWe, at the option of the holder thereof, at any time six months after the data of issuance thereof (the "Conversion Dale") into 11)0 sbarcs of fully paid and nonassenahre shares of Crirrimon Stock (the "Conversion Riitio"). (b) Mechitoico ciConversicg. Before any holder shall be entitled to convert, he shall SUrterldOr the certificate or certificate,s representing the Serics A Preferred to he converted,. duly endorsed or accompanied by propel instruments of transfer, a the office of the Corporation or of any transfer agent, and shall give wit= ncedee to the Corporation at suety ieffiee test he eleete to convert the same. The Corporation eball, as soon as practicable thereafier, issue a certificate of eertificeles for the number of shares of Corrurion Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of stock ceribicales, or such agreement iced irelernrafication in the ease of r log, stolen or destroyed certificate, issue and deliver to such holder of Serie% A Preferred a certificare or certificates for the number of shares of COMMIE Stock to whielt such holder is entitled as aforeeidel and a check payable as the result of a convers.ion into fractional shares of Common. Stock. Such conversion shall be deemed to have been made inenedieret.., prior to the dose of business on the date of such surrender of the shares of Series A Preferred. to be converted. (c) ...e.djeeeeketete to Conversion Reece The number of shares of Common Stria nee which each share of the Series A Preferred is COrivertible, and the number of votes to which the holder of a share of the Series A Preferred is entitled pitman' to Section 4, shall be Era! i cut to adjustmeat from time to time as tiellovis: (I) Dividends and Distilleries's. la ease the Company shell at miry time or from time to time declare a nonecash clividerei, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Sleek into a larger number of ihares or corobibe or reclassify the outstanding shares of CO4nrniXi Stiwk [rad $. =miler timber of shares of Common Steak, then, and in eeek, such C. (i) the number of shares of Common Stock into} whrheach shale of Series A Preferred is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the coriversio.n *meet th.c number of shares of Common Stock which the fielder of a share of Series A Preferred woutd have been entitled to receive after the happening of any of the events described above had such slime been converted inenediately prior to the happening of such event or the record date therefor, whichever is earlier: (ii) the reenber of veto to which a holder of a share of Series A Preferred is entitled purvearit to Section 5 shall be adjusted se that, after the happening of any of the events described above, such holder shall be entitled to a number of yaws equal to 0) the number of votes to which such holder was entitled pursuant to Section 5 immediately kehz to, arch happening muleiplied by (IT) a fraction_ the numerator of whieh is the number of shares cf Ceerntsum Stock one share of Series A Preferred was convertible irrenediarely ter such happening and the denominator of which is the .1311111ber of stares of Common. Stock into wIlfai one share of Seri vi A Preferred was convertible imme.dimely prior la guch hsprqe5ing; and are adjuscrrient made pursuant II) phis clause 6) shall become effective (L) in the case of any such dividend or distribution, (1) irmnedigtely adle,r the close oC bugifiegs oin the record date for the dete m inAtion of holdirrN of Rharg5 CIF C13.01 311.1M. Stook entirkd Lu = give such divklend oar distribution, fin' p1.111X1FC5 of subelaitse (A), and (7) Alai the cbgEc f bovines on the date of payment of 51301 dividend or distribution, for purr of iiiou (B), or (LI) in the CON 1:14. Day such subcliviyiou, rodassification or combination, at tyre close of business on the day ups which 31.1.c.-ri outpOralc UliCrn heoornE$ offeotiver for purposes of both si.;belause (A) and subolause (3). () marfar or Reilrgamization. In casv at any Erne the. Company shall a party to any tat e:Ian (including. wiEhout limitagon, a merger, consolidation, sale of all or illbStillatially all of the COMpfLTLYS asps, Liquidamoa or pi tu10i.tortion of tk Common St d snd 4vt:ndinig any transmtion vildch. clause () or (ii) of rills paragraph. (a) applies) in w]ik the previously gaStanding Corraion Stock. shall be changed into or, pursuant to the operiaion of law or the terms of the transar.aion to whith tie Company is a party, exchangtd f different st.turities of the Company or common stock or other securities of !another ocirrioration or interests in a ionrorpoente entity oe other pre Ferr,y Onolwling c..un.) or any combinaliciti of any of t1 foregoing, then, as a CDndlitiom of rho r...summation of su.c.h. (1AUSBCticirl, lawful and adequate provigion shall he made so the mach hotd.cr of shams of Narks A Preferred. Rook shall 1:6 Ellaitted., ups CDrIliet603i, to Ea arriairet pet share aqua[ to (A) t] aggrepue amount of stock, securitiz.s, clash entalon any other proinny (payable in kind), as the ewe may be, into which or for which Each share .of Common Stockis damaged or exchanged times (B) the number of shares of Cornrow Sock irao which a. share of Series A Preferred. is convarrtihle immediately prior to the corisunimation of such transgiation. (c) 11'412 f inipirpierit.. The COCIXInkliCItli will riot, by anierdment of its Articles of Incarparati nen, amendment of this Cerriticate of EicEignatioc or through any rcorvini ical, transfer of assets, 021119.0111:12.tion, merger.. dissolution. issue or sale of sicurities or any other vohintary action, a-cal or sock to avoid the obsinrvamoo Or perform arl.C& OC any of the terms to be observed. or performed hereunder by the Corporalion, bur will at all times in good faith assist in the carrying out of a11 provisions of thin Seol.'.on and in die 'taking of all such action es may he neeEgury or appropriate in order to protect the Conversion. Frights of the holders of the Series A Preferrtd against irnrairraori.t. Cc) cadifiiaite as x Aclint-merits. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Series A prefe.-rred pow = to this Scrtion. 3, the Corpnratiem at its Capcnm shall prcrapti3r oompWC such aitotrncrrt readijogitent in accordance with the terms hereof and famish to each holder of Series A Preferred a certificate setting forth the adjustment or readjustment and the carmlatiein on which such adjustment or readjustment is based. The Corporation shalt, upon the written request at any time of any hold= of Series A Preferred, furnish or cause to be furnished to such holder a like certificate aching forth (1) such adjustments and readjustments, (ii) the Conversion Ratio for the Series A Preferred at the time in effect and (iii) the camber of shares of Common Stock and the eunount, if any,. of other property which at the thaw would he reecived upon the caonversion of the Serie A Preferred_ (f) NIALLI_fliqcord Dalt. In the evu.nt of any taking by the Corporation of a record of the holders of arty claw or securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than the special cash distribution refermi to in Section 2 bermf or a cash dividend which is the same as the rash dividends paid in the previous quarter) or other distribution, the Corporation shall mail to each holder of Series A ?referred at least ten (10) days prior to the date sipecilled heroin.: a notice specifyin,6 the date on which any such record is to be taken for the perpoac of mai dividend or distributioa. (.g). Lonunon sjerml. Commencing on the Conversion Date, the Corporation shall rvicriTe and keep available out of its authorized but unissued Common Stock Cit manber of shares of Common Stock as that] from time to time be sufficient to erfeet convo-sion of the Setim A Preferred. it on the Conversion Date, the number of authoriked shares or Comm Stock remaining unissued shall not be Roftierent to permit the conversion at such time of a31 then outstanding thsarA of the Series A Preferred, the Company shall LAE commercially reasonable efforts to increase the 'lumber of authorize d. shares of the Company's Common Stock as nevcssaiy to permit the conversion of all then outstanding shams. of Series A Plate/red Stock and shall diligorAny pursue the completion of such process. 01) Notwciraanding anything to the contrary swt loth herein, the operation of, and any adjustment in the nurabar of shams of COMITIon Stock isguable Mori conversion of the Series A 1)refermi pursuant to thin Sociion 1, rnelw wired with respect to any spedfic share or shams of Series A Preferred. either market:blob. nr reCluardively and either generally or in a particular innanee, by a writing executed by the registered holder of Auch share shares of Series A Preferred.. Any mch waiver shall bind all future holders of such share or shares of Series A Preferred for which such rights have been waived., . Vatitki;r Rigig. In addition to any voting rights provided by law each outstanding share of Series A Preferred Rhaill be entitled to 1.00 vores per share. Me shares of Sallies A ?Permed and the sharee. of Common &lack shall vote together as one rasa on all mum submitted toe vote gammon atocithoklers of the Company , Li lotion Prervrence. In the cv= 4if any tiquidation, dissolution of winding LIP of the Corporation, whether voluntary or involuntary .(0. "Liquidation"), the assets of the COrponttion available for distribution to its swokholdics hall be distributed pro iata to t h e hoIdrrs of the Preferred Stook anti COMM=Stack ( in ease cif !be Preferred Stork, on an "as. converted basis" into Common Stock} and the Pr 'erred Stock shall nnt be entitled to any preference upon liquidation. 6. • . No Share or shares of Series A Preferred acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred, and al] such shares thereafter shall be roturned to ifte SUM-9 of =designated 111'0 anismed shares of ?referred Stock oft he Corporation, iNWITNRSS WT-irEPIOF, China World Trade Corporation, thuillgh its designated officcr ties catisod this Certificate to be duly cuowled in its corporate iitirrC as of Mateo 24, 200S. China World Tr-a te Cmporation A Nevs.da corporation By 1,1_1gyi CIL Qin. CliefExectitive• Officer • L. Lv.n .1 IFIRC M J ANNUAL 1.41:piG OFFICERS. VP ECTLYM ADJ1.11 RE-KENT/C.4W bf Ation I'll rKA wc; R LID niAZI61011tzfRAPI-ON • C.1.1B-11x* ■•• rrit eli10:1 C. M I N I.0 .Vg3 OII — -4.04-11 I ',tile? Oar wo..imparl•R SWF. ri chtreiv.i.Y eNrailliiktva Ja) C. erg _ovr—Dpx) , w'Ll) F.1.6.6 11M10 Man, sTF A5 Ykrel...S1 Pext.12L K Ism j c4. Af-LR •:111A r.A-," W kr J'Zi r Li•L A .1 • e.,1 ',M. Y. RA la I ..M.••. •••=4.P10, FFIA I V-• arm.. I 'Rh. •••... irK.1.4wc" -•••••••- •••;grr.w I er..madd,Rdif • Mdr d I ••• ,L91:4 M ..bolNLIeld Eloliar w m•Nlia .1. Or Fl dr •F.4 M •dipwol .1.101Finplimin 11 lid 101 lir 17 •t•k+1.2- .•••ffT•Fl6L, "Kum* •''''I•meLl:marliElta oriemiti r rde.v.vrA I GYPolitek-ziaw Lwri pri.papipi der TH... Y•L-1•_tet r I.In rrC FP IS MAP, bro.' OW M iii.LEI.• CdilitLAIStEARtuatia ▪ '1:4 60.17010'. I NI•43.4! tiggikIN. Ire:mini MEM* ntrrber flOitION I EN •1141M13.11111402 M INI §I kiarrbm tpriza. M,— I O M :LW. 3i LC PASSICIENT iskanimathrrrn fa:kit'br 2JP • •11.: sac:moist trir BLOM ▪ maa CrLya-antat PIC DUPLA ▪.0 1414 tow. to ; SECRETARY MI osumitiwrzr. "Gomm Err, lk",TY1-1 WAD .E. A9r. rir ▪ H E, GuaNGZ--Q.1, • rat .[T-I NA .. • ThEll. Fall IV 1+1.w .7REAS R 11;0 IPG•Jr.'4.11 714T tiv. LIX41.1's Jr, • Ron RAM 4Tit Komi riArThE :CF.1 T• EP% WIJ-1.+10414 % LK (bil. 'H&c DMECTOR Lo ]3( i azio.. &dr. ':it I I jam A,11•14 G',LIKEtarA PAC tilakkg, d I .14 .21'*4" -EV " -.•••?feK .de.,I W ISIr+11, •g•-i • al kilt S 54 .1p SI pdrir ',14:4kb•kt, r,.. IW A .411,W4. ipki+.1 YU. M N DENT ems MI 'RD+. r. ".•••• : F.Rd:figitelptil t rFr, • •I'r.k. CERTIFICATE PURSUANT TO 5ECTKIN 7li:209 OF THE NEVADA 43DIERAL CORPORATION LAW The latc.erEigned t, Ile is the preside% and the secretary of (."..tina World Trade Corprira±tt. a Nevada cotporation. 2. The number of mho tizipi Alms uf the corporation is 50000,000 slum= of entlinliga stock, 50.001 pat value and 1.041,111A000 - :1-1,1`ri PIE value- ikiker the Mktg raxtifieate, the umber of authorized abates shall be 50,000,000 glares of msnoion =.ck, 50_00.1 par value alld 0,000.000 shares of preferred stock, $0,001 par value_ 3 . Upon tht f&ct-g of this Certificate, cacti shs.res of the ist,ued axial outitandiag Conutuari Stock of the corpoation is hereby eonverted WIC' stare elf common stock of the carporaLion. Thin rositzion9 of the Articles or tacomonEthaa, as arnrKkdp clarcatlY iu cfrect sha/P not be affected by this amtudrimiat_ are Do shiu es ofpreferred stock issued or onwanciing. 4. The foregoing has bets duly approved by the board of directors of this c-orporstreal. Shareholder approval wag net requited. 5. The c•fileethe dire of the muse stock split shall be September 6, 2002. The undersigocci forte declares under penalty of perjuri undLT the laws o f the State of Nevada that t matters set faith in tia C,erteficate, are true and corr=t of hi$ own knowiedsm. DATE: September I it .1: I Ru-p PreGidine and Satretary rCmg0a7 :017L4On riAffill!..313‘40Dr .)2R t. NEA4 ,137 OF gFFICERS, CIIRECTORS AND Et eZDEINT AGENT" OF imilaagrP puia WailTrick Cigporialaa. j i _1 , A Sal I COW °UTICA Pai Tie Puha M OW 10 LM2 no lidal j pai• se*sotrdilit* INgpiriliivH M r 0111 W ilvdnivillnlal•vi VI de Ur Im 91 KIvAVSI gm= I W O, M ON IIIRWIN, al* ottroDir __RNP2=---7 --_,—..-=-_- R `C t11 — Gigeray Pl y Tan. tA.7, • MO E. Fissoimia kairl O i-t']al i33- limits tili SEP tP 5 .2012 Las vcipAL Nowell g 9121 • Rieen _, .1P-1-170%-)111.- kun wommin. inti m ...A m ai n MEM 1gi A. arciatiz,11; weik. -2] wilfrini•VR:1111 UIf wort ro :14ffiaiL THEALIMI9442, M ak { M M. kapaffl 4 1, Alm+ gnorwaftwa Ark.. !Pi AR M . }ion ilrbm_0111 ENOMftI4Mor El 0 1.114101 ihasPair It• M INI *MI 1.4.1 I .Kris pe Ohm- u;F PCIFIN !WILL. It rills. anllirmdmilia.fillEh ofliam ip qIY tun IL Roam la iffm. II1F erg Wm AM tIO wore PIM m11611.1olok...! aiiibrialq.dibr Er w in Imury.vita d p w wwener vulppindlo.• .64*. Ulm aft& g-110. W.. at .11.11 Maw J!kledirr 11111 gaia 'few rillilaildillaill s allibacrliaph iremi w4116 TE M remand■ mitt .•kor pip c•riviii INIMEAMELEhtezon ISTailliaiMILUSLTauv•w • nryibmi r, &Nam 4ept ourmord kW Id laWarni =LBO W I alaccidel. 4VnEftill n Llir.pritiowe arm 'sr alifflinro 61. Nitle,C ~ (PM M a= I FIL.Idd II MIQJ ais...6 • Liken Prmorkr; _ PreSIEXENT !UM— ___ ILBSr_51703310_ - -••- or, .—, -• -• d'ea Clokiitem C..1r, rou. V..11. [riatheogokagdr34 Chico. WA. •111•1•1 —. paha HAW_ Hui SECRETARY orr L Litb _ Cralifins El4citt TVs SU_ E rink. timepthz •. i AN M t = ! fir F A W it it a r jf It W. Iha DIRECTOR _ E M T art nag tIL 01.100 Ligitli CV, tae "Fyn g1,1 P Gii,st.igathri in = Ch:7J2 .1 IBS .41fEtd Lao:. I DIFECTOR Aro !441t. Cididiom DigiW Lam, Trim Rd. E M, a-C. lriek _ _ reeladte W _. arp _4 a GoliSnaLlAsite Cir., 131117w IttF, rfista, P i r ir44rjr, hail% a w e Wirhibstb dal or MU =MINS NW rim rerrIaLmis dna mh• Isch ) 5 111 7 1ez:t mob. • • '-'11 maa- c._%e J. 9.-.J AntarrIrMI triAllfillid Lig Off CPITleCTS, iliretien at Aral I Lii;I &Ltd Rur ul Fluor,. Cola on. Dian! Nthifork.Ccorr rif u R L .`rldsEzh EVE :17%-id koc* . Plackr., Cioldlhe eamuff T h iklud Guanszher. ikpai,.k blicorcr 1 I